                                                             OMB APPROVAL
                                                      --------------------------
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement.
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2)).
[ ]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14A-11(c) or Section 240.14a-12

                          BLUE RIVER BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

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PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS
FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (11-01)

                           BLUE RIVER BANCSHARES, INC.
                            29 EAST WASHINGTON STREET
                           SHELBYVILLE, INDIANA 46176

                             ----------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD _______________ ____, 2002


                             ----------------------


To the Shareholders of Blue River Bancshares, Inc.:

     A special meeting of shareholders (the "Special Meeting") of Blue River Bancshares, Inc. (the "Company") will be held on ______________, _____________ ___, 2002, at ___:__ a.m., local time, at Shelby County Bank, 29 East Washington Street, Shelbyville, Indiana, for the following purposes:

     1. To consider and vote upon a proposal to approve the issuance of up to 546,348 shares of our common stock in a private placement for $4.73 per share; and

     2. To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice.

         Our Board of Directors has fixed the close of business on _____________ __, 2002 as the record date for determining the shareholders entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement thereof.

                                        By Order of the Board of Directors,



                                        D. Warren Robison
                                        Secretary

Shelbyville, Indiana
_________ __, 2002

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 1.

ALL OF OUR SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE SPECIAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE ATTACHED PROXY STATEMENT.

                           BLUE RIVER BANCSHARES, INC.
                            29 EAST WASHINGTON STREET
                           SHELBYVILLE, INDIANA 46176


                              --------------------


                                 PROXY STATEMENT
                       FOR SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD _______________ __, 2002


                              --------------------


                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board of Directors") of Blue River Bancshares, Inc., an Indiana corporation (the "Company"), for use at the special meeting of shareholders to be held on _______________, ______________ ____, 2002, at _____ a.m., local time (the
"Special Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at Shelby County Bank, 29 East Washington Street, Shelbyville, Indiana. The Company intends to mail this proxy statement and the enclosed proxy card, on or about ______________ ___, 2002, to all shareholders entitled to vote at the Special Meeting.

SOLICITATION

     The solicitation of proxies will be conducted by mail, and we will bear all attendant costs. These costs will include the expense of preparing and mailing to our shareholders proxy solicitation materials for the Special Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Special Meeting to beneficial owners of our common stock. In addition, we may conduct further solicitation personally, telephonically, by facsimile or via electronic mail through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

RECORD DATE; VOTING SECURITIES

     The close of business on ______________ ___, 2002, has been fixed as the record date (the "Record Date") for determining the holders of shares of our common stock entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date, we had __________ shares of common stock outstanding.

VOTING RIGHTS

     Each outstanding share of common stock on the Record Date is entitled to one vote on all matters to be voted upon at the Special Meeting. Votes cast by proxy or in person at the Special Meeting will be tabulated by the Company. The Company also will determine whether a quorum is present. Under our Bylaws, the holders of a majority of the stock outstanding and entitled to vote at the Special Meeting, present in person or by proxy, shall constitute a quorum with respect to the Special Meeting.

     If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but it will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in "street name" indicating that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matters.

     The proposal presented at the Special Meeting will be approved if a majority of the shares of common stock present in person or represented by proxy vote for the proposal. Broker nonvotes are not counted as votes for or against the proposal. Abstentions are counted in determining the total number of votes cast on a proposal. An abstention has the effect of a negative vote.

     Under rules adopted by the Nasdaq Marketplace Rules, the "Initial Investors" named in Proposal 1, will not be entitled to vote at the Special Meeting the shares of common stock acquired by them in the First Closing.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by:

          - delivering to the Secretary of the Company, a written notice of revocation;

          - duly executing and delivering to the Company a proxy bearing a later date; or

          -    attending the Special Meeting and voting in person.

Attendance at the Special Meeting will not, by itself, revoke a proxy.

                                   PROPOSAL 1

     APPROVAL FOR PURPOSES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. RULE 4350(i) OF THE ISSUANCE OF THE COMPANY'S COMMON STOCK IN CONNECTION WITH THE COMPANY'S PRIVATE PLACEMENT AS DESCRIBED IN THIS PROPOSAL 1

 INTRODUCTION

     At this Special Meeting, our shareholders are being asked to consider and approve one proposal: the issuance of common stock in connection with a private placement which is described below. This Special Meeting is being held pursuant to certain shareholder approval requirements of The Nasdaq Stock Market, also described below.

PURPOSE AND BACKGROUND OF THE FIRST CLOSING AND THE PROPOSED PRIVATE PLACEMENT

     On July 10, 2000 the Office of Thrift Supervision (the "OTS") issued a letter which formally designated Shelby County Bank (the "Bank") to be in "troubled condition" based upon the preliminary findings of the OTS' then ongoing examination of the Bank. The OTS expressed supervisory concern relating to the Bank's management, operating losses, interest rate risk sensitivity, internal controls and loan documentation. Pursuant to the letter, the Bank is subject to the following restrictions:

     - no increase in total assets during any quarter in excess of an amount equal to interest credited on deposits during the quarter without prior written approval of the OTS;

     - prior OTS approval of all executive compensation and agreements and the hiring of any executive officer, director or consultant or changing the responsibilities of any current executive officer;

     - prior notice to the OTS of all transactions between the Bank and its affiliates;

     - prior OTS approval of all transactions between the Bank and third parties outside the normal course of business; and

     - no golden parachute payments by the Bank, unless permissible pursuant to applicable law.

     On February 7, 2001 the OTS issued a letter which formally designated the Company to be in "troubled condition" pursuant to the results of the March 13, 2000 examination. This letter places restrictions on the Company to notify the OTS at least 30 days prior to adding or replacing of members of the Board of Directors, or employing or changing responsibilities of senior executive officers. The letter also prohibits golden parachute payments unless such payments are permitted by regulation.

     On April 5, 2001, the OTS notified the Bank in writing that the business plan and budget submitted by the Bank had been approved. Although the Bank is no longer subject to the growth restrictions previously imposed by the OTS, the Bank may not make any significant changes to its business plan and budget without prior approval of the OTS. The Bank's business plan and budget contemplates minimal growth in the foreseeable future. However, there can be no assurances that the Bank will grow. In fact, depending on business conditions, the Bank's size may decrease.

     Our business plan provides that we desire to maintain the Bank at a "well-capitalized" level. We have accomplished this in part by reducing the size of the Bank and limiting the number and size of our commercial lending. Although the Bank has maintained its "well-capitalized" level, the impact has been to restrict the Bank's ability to grow. Since 2001, in order to provide for the future growth of the Bank, our Board of Directors has discussed raising additional capital and has considered various options. Our Board of Directors has met to discuss various ways to raise capital through equity offerings, both through public and private issuances, trust preferred offerings and additional debt.

     During the fourth quarter of 2001, after learning of the declining capital position of the Bank through our public announcements, Russell Breeden, III, on behalf of himself and Wayne C. Ramsey and L. Gene Tanner (the "Initial Investors"), contacted the Company about a possible equity investment. Our management indicated that the proposed structure and terms of the transaction were not attractive. Our management met again with Mr. Breeden in January 2002, and believed that it was appropriate for the Board of Directors to meet with Mr. Breeden. This meeting took place in February 2002. Following this meeting, the Company informed Mr. Breeden of its interest in continuing discussions with him and entered into a confidentiality agreement in order to continue discussions and provide confidential information to Mr. Breeden.

     On April 18, 2002, Mr. Breeden presented to the Company a non-binding letter of intent regarding structures for possible equity investments in the Company. The letter indicated that further due diligence would be required before any definitive agreement could be reached.

     On April 23, 2002, our Board of Directors held a meeting and concluded that additional negotiations were necessary. Following these additional negotiations, we received a revised letter of intent on April 25, 2002.

     On May 31, 2002, our Board of Directors met to consider a draft of the stock purchase agreement submitted by the Initial Investors. The directors reviewed outstanding issues relating to the stock issuance negotiations and the related documents. The directors thoroughly discussed, together with outside legal counsel, the proposed terms of the stock issuance, drafts of the necessary documentation and the proceedings necessary to implement it. The directors authorized our management to proceed towards finalizing the stock purchase agreement. On June 5, 2002, our Board of Directors met to consider a revised draft of the stock purchase agreement. After discussion of the agreement, the directors decided to review the agreement further and ultimately approved the agreement on June 7, 2002. On June 7, 2002, the Company and the Initial Investors entered into a stock purchase agreement, and we publicly announced the agreement for the stock issuance and related transactions.

     The Initial Investors filed a Notice of Change of Control with the OTS. On September 10, 2002, the OTS notified the Initial Investors that it did not intend to disapprove the proposed acquisition of stock by the Initial Investors and any individuals of high net worth identified by the Initial Investors in an amount totaling 856,237 additional shares of newly issued common stock at a purchase price of $4.73 per share.

     On September 17, 2002, the Initial Investors completed their purchase of 309,889 shares of common stock of the Company, comprising approximately 19.999% of the Company's issued and outstanding shares of common stock on September 16, 2002, from the Company.

     On October __, 2002, the Initial Investors and certain accredited investors (the "Additional Investors") executed subscription agreements to purchase an aggregate of 546,348 of shares of common stock of the Company. Messrs. Breeden and Ramsey, directors of the Company, have agreed to purchase _____ and _____ shares of our common stock, respectively. Mr. Tanner also has agreed to purchase
___
shares of our common stock. The subscription agreements are contingent upon and subject to approval of this Proposal 1 by the shareholders of the Company. These shares will be sold for $4.73 per share for a total purchase price of approximately $2,584,000.

PRIOR PRIVATE PLACEMENT

     General Terms. On June 7, 2002, the Company entered into a stock purchase agreement (the "Purchase Agreement") with the Initial Investors for the sale of common stock as part of a two-phased private placement. On September 17, 2002, we sold 309,889 shares of the Company's common stock to the Initial Investors at a price of $4.73 per share (the "First Closing"). The number of outstanding shares of the Company's common stock was 1,549,913 prior to the First Closing. Pursuant to the Purchase Agreement the Company will sell 546,348 shares of the Company's common stock to the Additional Investors at a price of $4.73 per share (the "Second Closing").

     Use of Proceeds. The gross proceeds received in connection with the First Closing were approximately $1,464,000 and the net proceeds were approximately $1,400,000. We have contributed $1,350,000 to the Bank and intend to use the remainder of the net proceeds of the First Closing for working capital and for such other general corporate purposes as our Board of Directors may determine from time to time. Pursuant to the Purchase Agreement, the Company has agreed to pay legal and accounting expenses and OTS filing fees of up to $50,000 on behalf of the Initial Investors.

     Board Representation. The Purchase Agreement provides that Russell Breeden, III and Wayne C. Ramsey will be added to the Board of Directors of the Company at the First Closing for terms ending in 2003 and 2005, respectively. This has been accomplished and brings the current size of the Board of Directors to nine. At the annual meeting of the shareholders of the Company in 2003, Mr. Breeden will be entitled to designate another director of the Company for a three-year term. Mr. Breeden also was added to the Board of Directors of the Bank for a term ending in 2003.

     Restrictions on Transfer. During a one year period following the First Closing, the Initial Investors have agreed that they will not offer, sell, transfer or otherwise dispose of any or all of the shares of common stock received pursuant to the Purchase Agreement without a written opinion of counsel satisfactory to the Company that such disposition is exempt from the registration requirements of the Securities Act of 1933 Act, as amended (the "Securities Act"), or unless an effective registration statement under the Securities Act covering these securities exists.

PROPOSED PRIVATE PLACEMENT

     General Terms. We intend to issue shares of common stock to the Additional Investors in connection with the Second Closing at a purchase price of $4.73 per share. The aggregate number of shares of common stock to be issued in connection with the Second Closing to the Additional Investors will be 546,348, or approximately 35% of the Company's issued and outstanding shares of common stock on September 16, 2002 (one day before the First Closing) and 22.7% of the issued and outstanding stock following the Second Closing.

     Use of Proceeds. The gross proceeds to be received in connection with the Second Closing will be approximately $2,584,000, assuming that we sell 546,348 shares of common stock, and the net proceeds will be approximately $2,534,000. We intend to use the net proceeds from the Second Closing to support additional growth of the Company, including investments in other financial institutions approved by our Board of Directors.

     Subscribers. In the Second Closing, we intend to sell shares of common stock only to investors who are "accredited investors" under Rule 501 of Regulation D promulgated by the SEC under the Securities Act. It is currently contemplated that the Second Closing will occur five days after the shareholders of the Company approve Proposal 1.

WHY WE ARE SEEKING SHAREHOLDER APPROVAL

     Our common stock is listed on The Nasdaq Small Cap Market ("Nasdaq"). Each issuer listed on Nasdaq must comply with Nasdaq's Marketplace Rules to obtain listing and continue listing of the issuer's securities. Nasdaq Marketplace Rule 4350(i) requires Nasdaq issuers, such as us, to obtain the approval of its shareholders before certain events occur.

     Two of the events that require shareholder approval pursuant to Rule 4350(i) are as follows and are referred to as the "Nasdaq Approval Rules":

     - In connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock; and

     - When the issuance or potential issuance will result in a change of control of the issuer.

     Because the common stock issued pursuant to the First Closing involved the issuance by the Company of 19.999% of our common stock issued and outstanding on September 16, 2002 (one day before the First Closing) and because the amount of common stock proposed to be issued pursuant to the Second Closing exceeds .001% (assuming the First Closing and the Second Closing are viewed as a series of related transactions) of our common stock issued and outstanding on September 16, 2002, and the purchase price for the Second Closing is below book value, the Second Closing is subject to Rule 4350(i) and, therefore, requires the approval of our shareholders.

     Nasdaq has not adopted any rule on what constitutes a "change of control." Nasdaq has indicated that, generally, it views an issuance of more than 30% of an issuer's outstanding voting securities of shares as a change of control. We have only one class of voting securities issued and outstanding -- our common stock. If all 546,348 shares of common stock are issued at the Second Closing, those shares would represent approximately 22.7% of the Company's common stock issued and outstanding after the Second Closing. However, the shares issued in the First and Second Closings together would constitute 35.6% of our outstanding shares following the Second Closing which could constitute a change of control requiring the approval of our shareholders under the Nasdaq Approval Rules.

EFFECT OF SHAREHOLDER APPROVAL

     We intend to issue 546,348 shares of our common stock to the Additional Investors at the Second Closing. Together with the 309,889 shares of our common stock which were issued in connection with the First Closing, the investors would collectively own approximately 856,237 shares of our common stock, or approximately 55% of our issued and outstanding common stock on September 16, 2002 and 35.6% of the issued and outstanding shares following the Second Closing. Shareholders should consider the following factors which may affect them, as well as the other information contained in this proxy statement, in evaluating the proposal to approve the Second Closing.

     Possible Effect on Market Price. We are unable to predict the potential effects of the Second Closing and related transactions on the trading activity and the market price of our common stock. Sales by the investors of a substantial number of shares of our common stock in the public market, or the perception that such sales might occur, could have a material adverse effect on the price of our common stock. Such sales, however, are prohibited under the securities laws for one year following the purchase of the shares, absent an exemption from or registration under the Securities Act.

     Investors Will Be Significant Shareholders. Upon the completion of the Second Closing, the Initial Investors will beneficially own an aggregate of approximately ____% of our issued and outstanding common stock following the Second Closing and will be among our largest shareholders. As significant shareholders, the Initial Investors may be able to influence matters submitted to our shareholders for a vote.

     Dilution. The Second Closing will have a dilutive effect on book value per share (which was $6.44 as of June 30, 2002) and a substantial dilutive effect on a shareholder's percentage voting power. The Second Closing may also have a dilutive effect on future earnings per share. However, the Company intends to conduct a rights offering which may permit participating shareholders to maintain their percentage of ownership as of the date prior to the First Closing. See "Proposal 1 - "Rights Offering".

     Federal Tax Consequences. These transactions may result in an "ownership change" as broadly defined in Section 382 of the Internal Revenue Code. If an ownership change occurs, utilization of our net operating loss carry forwards under federal income tax laws and certain other beneficial tax attributes will be subject to an annual limitation. The limitation of net operating losses that can be utilized annually will equal the product of an applicable interest rate mandated under federal income tax laws and the value of the Company at the time of an ownership change.

     At December 31, 2001, we had a net operating loss carry forward of approximately $1,770,000, which is available to offset future federal taxable income through 2021. If the First Closing and the Second Closing result in an "ownership change" as defined in Section 382, we estimate that the annual limitation under Section 382 would limit application of this carry forward to approximately $_______________ a year.

EFFECT OF FAILURE TO OBTAIN SHAREHOLDER APPROVAL

     Our Board of Directors has determined that the Second Closing will be in our best interest and in the best interest of our shareholders because receipt of the proceeds from the Second Closing will enable us to infuse additional capital into the Company and, if necessary, the Bank. As indicated above, our current capital levels impeded our ability to grow and become profitable. We intend to use the capital to be raised at the Second Closing to grow the Company, including investments in other financial institutions, and provide, if needed, additional support for the Bank's operating and capital needs. In addition, if we are unable to obtain shareholder approval of this Proposal 1, we will be unable to complete the Second Closing and would have to pursue other financial and operational alternatives in order to raise more capital to achieve these objectives. If we cannot raise additional funds by completing the Second Closing, we will be forced to look for sources of alternative capital which, even if available, may be on terms substantially less favorable to us.

     If we are unsuccessful in obtaining additional capital, or if the terms of such financing are onerous, it could cause us to, among other things:

     o   be subject to further OTS restrictions;
     o   grow minimally in the foreseeable future; and

     o   delay our efforts to reach profitability.

     Furthermore, if we are unsuccessful in obtaining additional financing, or if the terms of such financing are onerous, we may be unable to maintain the minimum bid price required for our shares to comply with the minimum listing requirements of Nasdaq and our common stock could be delisted from Nasdaq.

RIGHTS OFFERING

     The Purchase Agreement contemplates that the Company will conduct a rights offering following the Second Closing to its shareholders as of the date prior to the First Closing, in the amount of 555,555 shares of common stock at $4.50 per share. Each subscription right will entitle the shareholder to purchase ..3584 shares of common stock at the subscription price. The shareholders who exercise their rights in full would also be able to subscribe, at the subscription price, for shares that other right holders decline to purchase, which may permit them to maintain a percentage interest in the Company equal to their percentage interest prior to the First Closing.

DISSENTERS' RIGHTS

     Under Indiana law, shareholders are not entitled to dissenters' rights with respect to the transactions contemplated by this Proposal 1.

VOTE REQUIRED

     Under the Nasdaq Approval Rules, the minimum vote which will constitute shareholder approval of this Proposal 1 is the affirmative vote of a majority of the total votes present in person or represented by proxy at the Special Meeting.

     Any shares issued in the First Closing must be excluded from the vote on Proposal 1 pursuant to the Nasdaq Approval Rules.

BOARD RECOMMENDATION

     The Board of Directors of the Company has carefully considered the proposed private placement and recommends that the shareholders of the Company vote "FOR" approval of Proposal 1. Messrs. Breeden and Ramsey have abstained from this recommendation because of their interest in the First Closing and in the Second Closing.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 1.

                   SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of October 6, 2002 by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's common stock; (ii) each of the Company's directors and the executive officers that would need to be named in the "Executive Compensation - Summary Compensation Table" as required by the rules and regulations of the SEC; and (iii) all current directors and executive officers as a group.

---------------------------------------------------------------------------------------------------------------
                                           NUMBER OF SHARES                           PERCENTAGE OF OUTSTANDING
               NAME                            OWNED(1)           RIGHT TO ACQUIRE(2)          SHARES(3)
---------------------------------------------------------------------------------------------------------------
Steven R. Abel(4)                                   16,823                 27,400                        2.34%
---------------------------------------------------------------------------------------------------------------

Lawrence T. Toombs(5)                               20,934                 19,000                        2.13%
---------------------------------------------------------------------------------------------------------------

Wendell L. Bernard(6)                               10,500                  2,400                        0.69%
---------------------------------------------------------------------------------------------------------------

Russell Breeden, III (7) (8)                       263,371                      0                       14.16%
---------------------------------------------------------------------------------------------------------------

Peter G. DePrez                                     13,500                    600                        0.75%
---------------------------------------------------------------------------------------------------------------

Wayne C. Ramsey (7)(9)                              42,812                      0                        2.30%
---------------------------------------------------------------------------------------------------------------

D. Warren Robison(10)                               11,852                 27,400                        2.08%
---------------------------------------------------------------------------------------------------------------

L. Gene Tanner (7) (11)                             25,206                      0                         1.4%
---------------------------------------------------------------------------------------------------------------

Ralph W. Van Natta(12)                               1,116                  2,400                        0.19%
---------------------------------------------------------------------------------------------------------------

Michael J. Vaught                                    4,000                    450                        0.24%
---------------------------------------------------------------------------------------------------------------

Randy Collier                                            0                  3,500                        0.19%
---------------------------------------------------------------------------------------------------------------
Directors  and  Executive  Officers
as a group  (11  persons  including
those listed above)
                                                   399,114                 84,150                        24.9%
---------------------------------------------------------------------------------------------------------------


(1)  Includes shares for which the named person:

     o   has sole voting and investment power; or
     o   has shared voting and investment power with a spouse.

     Excludes shares that:
     o   are restricted stock holdings; or
     o   may be acquired through stock option exercises.

(2) Shares that can be acquired by executive officers and directors through stock options exercisable within sixty days of the date of this proxy statement.

(3) Percentage calculated by combining the number of shares owned with the number of shares that can be acquired divided by the number of shares outstanding plus the number of shares listed under the column "Right to Acquire" by such person's name.

(4) Mr. Abel holds 1,000 shares jointly with his spouse. Mr. Abel's spouse holds 5,198 shares individually.

(5)  Mr. Toombs holds 11,800 shares jointly with his spouse.

(6) Mr. Bernard holds 4,500 shares jointly with his spouse. Mr. Bernard holds 6,000 shares in the name of Bernard Realty Inc.

(7) Based solely on information provided by such person in a Schedule 13D filed with the Securities and Exchange Commission on October __, 2002. Included as reporting persons in the filing are Russell Breeden, III, Wayne C. Ramsey and L. Gene Tanner. The reporting persons have sole power to vote and dispose of an aggregate of 331,389 shares.

(8) Mr. Breeden's business address is 20 North Meridian Street, Suite 800A, Indianapolis, IN 46204. Mr. Breeden has agreed to purchase ____ shares of our common stock if the Second Closing is approved. Mr. Breeden was selected as a director pursuant to the Purchase Agreement. See "Proposal 1 -- Prior Private Placement."

(9) Mr. Ramsey's business address is LYNCH & Associates, 10644 Newburgh Road, Newburgh, IN 47630. Mr. Ramsey has agreed to purchase _____ shares of our common stock if the Second Closing is approved. Mr. Ramsey was selected as a director pursuant to the Purchase Agreement. See "Proposal 1 - Prior Private Placement."

(10) Mr. Robison holds 4,160 shares jointly with his spouse. Mr. Robison's spouse holds 2,101 shares individually.

(11) Mr. Tanner's business address is NatCity Investments, 251 North Illinois Street, Indianapolis, Indiana 46204. Mr. Tanner has agreed to purchase ____ shares of our common stock if the Second Closing is approved.

(12) Mr. Van Natta holds 697 shares jointly with his spouse.



        DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR ANNUAL MEETING

     Proposals of shareholders intended to be presented at our next annual meeting must be received by us no later than November 30, 2002 in order to be considered for inclusion in our proxy materials and form of proxy for that meeting. If the Company does not receive notice of any other matter that a shareholder wishes to raise at the annual meeting in 2003 by 120 days prior to the meeting and a matter is raised at that meeting, the proxies will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to the Secretary. If a shareholder raises a matter at the meeting that requires a shareholder vote, the person to whom you have given your proxy will use his or her discretion to vote on the matter on your behalf.

                                  OTHER MATTERS

     Our Board of Directors knows of no other business that will be presented to the Special Meeting. If any other business is properly brought before the Special Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

     It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                           BLUE RIVER BANCSHARES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR SPECIAL MEETING ON ___________ __, 2002

     The undersigned shareholder of Blue River Bancshares, Inc. (the "Company") acknowledges receipt of Notice of the Special Meeting of Shareholders and Proxy Statement, each dated October __, 2002, and the undersigned revokes all prior proxies and appoints _____________ and ___________, or each of them, as proxies for the undersigned, each with the power of substitution or resubstitution, to vote all shares of common stock of the Company which the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held at Shelby County Bank, 29 East Washington Street, Shelbyville, Indiana at ____ a.m., local time on ___________ __, 2002, and any postponement or adjournment thereof, and instructs said proxies to vote as follows:

     1. To approve the issuance of up to 546,348 shares of our common stock in a private placement for $4.73 per share.

              [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

     2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                           PLEASE SIGN ON REVERSE SIDE
--------------------------------------------------------------------------------

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                                        Dated this _____ day of __________, 2002



                                        ----------------------------------------
                                              (Signature of Shareholder)

                                        ----------------------------------------
                                              (Signature of Shareholder)

                                        Please sign exactly as your name or
                                        names appears on your stock certificate.
                                        When signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such. If
                                        shares are held jointly, each holder
                                        must sign.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.